UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2026

TANGO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39485	85-1195036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Brookline Ave., Suite 901 Boston, MA	02215
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 857-320-4900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TNGX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2026, the Board of Directors (the “Board”) of Tango Therapeutics, Inc. (the “Company”) increased the number of directors of the Company to eight (8).

Effective January 2, 2026, the Board appointed Sung H. Lee as a director of the Company to fill the newly created vacancy on the Board resulting from the increase to the board size. Mr. Lee will serve as a Class I director until his term expires at the 2028 annual meeting of stockholders at which time he will stand for election by the Company’s stockholders. The Board determined that Mr. Lee is independent under the listing standards of The Nasdaq Stock Market.

Mr. Lee has not been named to any committee of the Board at this time. In accordance with the Company’s compensation program for non-employee directors, Mr. Lee will receive an equity award consisting of a stock option to purchase 60,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at an exercise price of $8.93 and a restricted stock unit award to acquire 10,000 shares of Common Stock. The: (i) option award will vest in 36 substantially equal monthly installments over three years from the date of grant, provided, however, that all vesting will cease if Mr. Lee ceases to serve on the Board and (ii) the RSU award will vest in three equal annual installments over three years from the date of grant; provided, however, that all vesting will cease if Mr. Lee ceases to serve on the Board prior to any applicable vesting of the RSU Award. Mr. Lee will also receive an annual retainer of $40,000. The Company expects to enter into an indemnification agreement with Mr. Lee in the same form as the indemnification agreements the Company has entered into with its other directors, which form has been filed with the Securities and Exchange Commission (the “SEC”).

Except as set forth above, there are no arrangements or understandings between Mr. Lee and any other person pursuant to which Mr. Lee was selected as a director of the Company, there are no family relationships between Mr. Lee and any of the Company’s other directors or executive officers, and Mr. Lee is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

The Company issued a press release on January 5, 2026 announcing the appointment of Mr. Lee to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 5, 2026.

104	Cover page interactive data file (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGO THERAPEUTICS, INC.

Dated: January 5, 2026	By:	/s/ Daniella Beckman
	Name:	Daniella Beckman
	Title:	Chief Financial Officer